UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2005

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2005, we entered into an employment letter agreement with Joseph F. O’Neill, calling for him to serve as our Chief Executive Officer and President beginning October 31, 2005. The agreement has a renewable three-year term and calls for an annual base salary of no less than $412,000, an annual target bonus opportunity with parameters and criteria to be agreed upon but with a negotiated target opportunity of between 100% and 400% of base salary; $8,333 per month relocation pay; and 6,000,000 stock options with an exercise price of $0.32 per share. 3,000,000 of the stock options would vest in seven years in a lump sum, subject to earlier vesting (in whole or in part) upon the attainment of performance milestones as may be agreed between him and the Board, and the other 3,000,000 options would time-vest over two years in eight quarterly installments. The agreement provides that in the event of termination without cause (or us not renewing the employment agreement) or resignation with good reason, Dr. O'Neill shall, if he gives a release to us, receive twelve months of base salary continuation as severance. The agreement also calls for Dr. O'Neill to serve on our Board of Directors without additional compensation.

On October 31, 2005, we increased the annual salary rates of officers Michael Green (from $225,000 to $258,750) and Georgia Theofan (from $175,000 to $201,250).

In addition, on October 31, 2005 we granted nonqualified stock options under our 2003 Stock Plan to Mr. Green (100,000 shares) and Dr. Theofan (50,000 shares), with an exercise price of $0.32 per share. Each of these options is 25% vested upon grant, and the remainder of each option vests in equal daily installments over two years.

Item 1.02 Termination of a Material Definitive Agreement.

On October 31, 2005, the employment letter agreement dated December 20, 2004 between us and John N. Bonfiglio, our Chief Executive Officer and President and a Board of Directors member, was terminated in connection with the separation of Dr. Bonfiglio from the company. The agreement had provided for Dr. Bonfiglio to receive a base salary at an annual rate of $300,000, plus 250,000 stock options.

The agreement had provided that 90 days’ notice of termination was required and that thereafter, contingent upon giving a release to us, Dr. Bonfiglio would be entitled to twelve months of base salary continuation as severance. Dr. Bonfiglio has given us the release and accordingly he will receive base salary, benefits and continued stock option vesting for 90 days and thereafter he will receive twelve months of base salary continuation. Also, pursuant to the agreement, as a result of the termination the post-separation exercisability period of Dr. Bonfiglio's vested stock options is extended to three years.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2005, we received a notice from the staff of The Nasdaq Stock Market indicating that we failed to demonstrate compliance with the $1.00 bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Marketplace Rule 4310(c)(4), prior to the end of the 180 day compliance period, which was granted on April 29, 2005 and expired on October 26, 2005. The notice stated that this additional deficiency could serve as an additional basis for delisting our securities from Nasdaq. As previously announced on September 30, 2005, we have also received notice from Nasdaq that we do not satisfy the requirement that we maintain a market value of listed securities of at least $35,000,000. In response, we have requested a hearing before a Nasdaq Listing Qualifications Panel, which has been scheduled for November 3, 2005. We plan to provide the Panel with our plan for demonstrating compliance with all requirements for continued listing at the hearing. However, there can be no assurance that the Panel will grant our request for continued listing. Our securities will remain listed on Nasdaq until the Panel issues its decision.

On November 2, 2005, we issued a press release attached to this Current Report on Form 8-K as Exhibit 99.1 announcing the Nasdaq notice of additional deficiency.

Item 3.02 Unregistered Sales of Equity Securities.

As reported in Item 1.01 above, we issued a 6,000,000-share inducement stock option to Joseph F. O’Neill on October 31, 2005. The option was not granted under any of our stock option plans. No underwriter was involved. The issuance of the securities was exempt from Securities Act registration due to the Section 4(2) exemption for non-public offerings. See Item 1.01 above for further information.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

John N. Bonfiglio, our Chief Executive Officer and President and member of our Board of Directors, resigned from all his positions on October 31, 2005.

Joseph F. O’Neill, M.D., M.S., M.P.H., age 52, became our Chief Executive Officer and President and a member of our Board of Directors on October 31, 2005. Dr. O’Neill’s employment agreement’s material terms are described in Items 1.01 and 3.02 above. Dr. O’Neill was the Deputy Coordinator and Chief Medical Officer in the Office of the U.S. Global AIDS Coordinator, Department of State from August 2003 to August 2005. Prior to joining the State Department, Dr. O'Neill served as the Director of the White House Office of National AIDS Policy from July 2002 to August 2003. Prior to his White House appointment, he served as Acting Director of the Office of HIV/AIDS Policy in the Department of Health and Human Services from 2001 to July 2002.

From 1997 to the end of 2001, Dr. O’Neill served as Associate Administrator for HIV/AIDS in the Health Resources and Services Administration’s HIV/AIDS Bureau. In this capacity, he directed the national Ryan White Comprehensive AIDS Resources Emergency (CARE) Act program that provides medical care and treatment, social services and pharmaceuticals to people living with HIV/AIDS throughout the United States, the District of Columbia, Puerto Rico and U.S. territories.

In addition, he serves on a number of advisory boards including the Robert Wood Johnson Foundation’s Promoting Excellence in End of Life Care program and the Brazilian Association for Palliative Care. Dr. O’Neill is a graduate of the School of Medicine of the University of California at San Francisco and holds degrees in business administration, public health, health and medical sciences from the University of California at Berkeley. He is board certified in internal medicine.

On October 31, 2005, we promoted Michael Green from Vice President, Finance to Chief Operating Officer. Mr. Green retains his positions as Chief Financial Officer, Treasurer and Secretary. The biographical information about Mr. Green is hereby incorporated by reference from our definitive proxy statement filed on May 2, 2005.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated November 2, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

November 2, 2005	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 2, 2005